Exhibit 5.1

Opinion of J. Scott Enright, Esquire

August 14, 2020

MediaCo Holding Inc.

One Emmis Plaza

40 Monument Circle, Suite 700

Indianapolis, Indiana 46204

RE:	MediaCo Holding Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

I serve as General Counsel to MediaCo Holding Inc., an Indiana corporation (the “Company”), and have served as the Company’s General Counsel in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) for filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") for the registration by the Company of 1,000,000 shares of the Class A Common Stock (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which may be issued under the Company’s 2020 Equity Compensation Plan (the “Plan”).

I have acted as General Counsel to the Company with respect to the issuance of this opinion and, as such counsel, I have examined such documents and such matters of fact and law that I have deemed necessary for the purpose of rendering the opinion expressed herein, including without limitation the Registration Statement, the Plan, Company’s Amended and Restated Articles of Incorporation, as amended, the Amended and Restated Code of Bylaws of the Company, as amended, and resolutions of the Company’s board of directors relating to the Plan and the Registration Statement. In such examinations, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as conformed or photostatic copies.

Based upon the foregoing, I am of the opinion that the Shares, when issued by the Company in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the Indiana Business Corporation Law.

I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent and opinion, I do not hereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ J. Scott Enright, Esq.

J. Scott Enright, Esq.